UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Global X Funds

(Exact name of registrant as specified in its charter)

State of Delaware	See Below

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

605 3rd Avenue, 43rd Floor New York, NY	10158

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
Global X Data Center REITs & Digital Infrastructure ETF	The NASDAQ Stock Market LLC	85-2713641

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   [   ]

Securities Act registration statement file number to which this form relates:   333-151713

Securities to be registered pursuant to Section 12(g) of the Exchange Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The undersigned Registrant hereby amends the following Items, exhibits or other portions of its Registration Statement on Form 8-A as filed on October 16, 2020.

Item 1. Description of Registrant's Securities to be Registered:

Reference is made to Post-Effective Amendment No. 627 to the Registrant’s registration statement on Form N-1A, filed with the Securities and Exchange Commission (“SEC”) on October 14, 2020 pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-151713 and Investment Company Act file number 811-22209). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein. This amendment is being filed to revise the I.R.S. Employer Identification Number listed on the Registration Statement on Form 8-A filed on October 16, 2020.

Item 2. Exhibits

1. Registrant’s Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed August 15, 2008 (File Nos. 333-151713; 811-22209).

2. Registrant’s Amended and Restated Schedule A to the Declaration of Trust dated July 23, 2020, incorporated herein by reference to Exhibit (a)(38) to the Registrant’s Post-Effective Amendment No. 610 to the registration statement on Form N-1A filed July 24, 2020 (File Nos. 333-151713; 811-22209).

3. Registrant’s Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Registrant’s initial registration statement on Form N-1A filed June 17, 2008 (File Nos. 333-151713; 811-22209).

4. Registrant’s By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant’s Pre-Effective Amendment No. 1 to the registration statement on Form N-1A filed August 15, 2008 (File Nos. 333-151713; 811-22209).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 23, 2020	GLOBAL X FUNDS

By: /s/ Luis Berruga

Luis Berruga
President